SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): January 14, 1997 (December 30, 1996)


                            FIRST ESSEX BANCORP, INC.
               (Exact Name of Registrant as Specified in Charter)



   Delaware                   0-16143                     04-2943217
(State or Other          (Commission File               (IRS Employer
Jurisdiction of               Number)               Identification Number)
Incorporation)


                                 71 Main Street
                                Andover, MA 01810
                    (Address of Principal Executive Offices)


                                 (508) 475-4313
              (Registrant's Telephone Number, including Area Code)



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Item 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On December 30, 1996, First Essex Bancorp, Inc. ("Bancorp") completed its merger (the "Merger") with Finest Financial Corp. ("Finest"), pursuant to an Agreement and Plan of Reorganization (the "Acquisition Agreement"), dated as of August 5, 1996, as amended, by and among Bancorp, Finest and Pelham Bank and Trust Company, a New Hampshire trust company and the wholly owned subsidiary of Finest ("Pelham"). In accordance with the terms of the Merger, Finest merged with and into Bancorp. In conjunction with the consummation of the Merger and pursuant to an Agreement and Plan of Merger, dated as of August 5, 1996, as amended, between Pelham and First Essex Bank, FSB, a federal stock savings bank and the wholly owned subsidiary of Bancorp (the "Bank"), Pelham was merged with and into the Bank (the "Bank Merger"). As a result of the Bank Merger, Pelham's three New Hampshire branches will be operated as branch offices of the Bank.

         Upon the effectiveness of the Merger, and in accordance with the terms of the Acquisition Agreement, each share of Finest common stock, $.10 par value per share ("Finest Stock"), outstanding immediately prior to the Merger was converted into the right to receive either 1.761 shares of common stock of Bancorp, $.10 par value per share ("Bancorp Stock"), or cash in the amount of $20.25. The exchange provisions of the Acquisition Agreement require that 52% of the total consideration paid by Bancorp in the Merger must be in the form of Bancorp Stock and the remaining 48% must be in cash. In accordance with such exchange provisions, the former Finest stockholders are entitled to receive an aggregate of 1,354,021 shares of Bancorp Stock, valued in the aggregate at $15,571,237.50, based on the average of the closing bid prices of the shares of Bancorp Stock as reported on the Nasdaq National Market for the twenty consecutive trading days beginning on November 22, 1996 and ending on December 20, 1996 or $13.60 per share of Bancorp Stock, and an aggregate cash amount of $14,373,450.00. If the elections made by former Finest stockholders oversubscribe either the cash or Bancorp Stock available as Merger consideration, those elections will be reduced in accordance with the procedures set forth in the Acquisition Agreement. No fractional shares of Bancorp Stock will be issued and Bancorp will pay cash in lieu thereof. Bancorp relied on internal capital resources to fund the cash portion of the consideration paid in the Merger.

         Each of the Merger and the Bank Merger constitutes a tax-free reorganization and no gain or loss will be recognized by Bancorp, the Bank, Finest or Pelham as a result of either the Merger or the Bank Merger. The Merger will be accounted for as a "purchase" transaction.

         Certain additional information regarding the Merger is contained in Bancorp's press release dated January 3, 1997, a copy of which is included as an exhibit hereto and incorporated herein.

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Item 7.           FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired.

         Financial statements required by this item will be filed by amendment not later than 60 days after the date hereof pursuant to (a) (4) of Item 7.

(b)      Pro Forma Financial Information.

         Pro forma financial information required by this item will be filed by amendment not later than 60 days after the date hereof pursuant to (b) (2) of
Item 7.

(c)      Exhibits.

         2.1 Agreement and Plan of Reorganization, dated as of August 5, 1996, as amended as of September 27, 1996, by and among Bancorp, Finest and Pelham (incorporated by reference to Exhibit 2.1 to Bancorp's Form S-4, Reg. No. 333-12793 ("Form S-4")).

         2.2 Agreement and Plan of Merger, dated as of August 5, 1996, as amended as of September 27, 1996, by and between Pelham and the Bank (incorporated by reference to Exhibit 2.3 to Bancorp's Form S-4).

         99 Press Release of Bancorp, dated January 3, 1997.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Bancorp has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     FIRST ESSEX BANCORP, INC.


Date: January 14, 1997               By: /s/  David W. Dailey
                                        ------------------------
                                        David W. Dailey
                                        Executive Vice  President and Chief
                                        Financial Officer

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

                                  EXHIBIT INDEX

    Exhibit No.                  Description                                     Page

        2.1          Agreement and Plan of Reorganization,                 Incorporated by reference to
                     dated as of August 5, 1996, as amended as             Exhibit 2.1 to Bancorp's Form S-
                     of September 27, 1996, by and among                   4 (Reg. No. 333-12793)
                     Bancorp, Finest and Pelham

        2.2          Agreement and Plan of Merger, dated as                Incorporated by reference to
                     of August 5, 1996, as amended as of                   Exhibits 2.2 and 2.3 to Bancorp's
                     September 27, 1996, by and between                    Form S-4 (reg. No. 333-12793)
                     Pelham and the Bank

        99           Press release, dated January 3, 1997                  Page 6


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